UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 30, 2008, Westaff (USA), Inc. (the “Borrower”), which is a wholly-owned subsidiary of Westaff, Inc. (the “Company”), entered into a Second Amended and Restated Forbearance Agreement (the “Second Amended and Restated Forbearance Agreement”), among the Borrower, the Company, as parent guarantor, certain lenders party thereto (the “Lenders”) and U.S. Bank National Association, as agent for the Lenders (the “Agent”).  The parties to the Second Amended and Restated Forbearance Agreement are parties to that certain Financing Agreement, dated as of February 14, 2008 (as amended, the “Financing Agreement”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 30, 2008, the Borrower received a notice of default from the Agent stating, among other things, that an Event of Default (as defined in the Financing Agreement) had occurred due to the Borrower’s failure to comply with the required Fixed Charge Coverage Ratio (as defined in the Financing Agreement) for the applicable fiscal period ended April 19, 2008 (the “First Event of Default”) and for the applicable fiscal period ended July 12, 2008 (the “Second Event of Default” and together with the First Event of Default, the “Existing Events of Default”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 6, 2008, on July 31, 2008, the Borrower entered into a Forbearance Agreement (the “Original Forbearance Agreement”), whereby the Lenders and the Agent agreed, among other things, to forbear from exercising any of their available default rights and remedies in response to the occurrence and continuance of the First Event of Default through August 26, 2008.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 3, 2008, on August 26, 2008, the Borrower entered into an Amended and Restated Forbearance Agreement (the “Amended and Restated Forbearance Agreement”), whereby the Lenders and the Agent agreed, among other things, to continue to forbear from exercising any of their default rights and remedies in response to the occurrence and continuance of both of the Existing Events of Default through September 30, 2008.

Pursuant to the terms of the Second Amended and Restated Forbearance Agreement, the Agent and the Lenders have agreed to continue to forbear from exercising any of their default rights and remedies through November 21, 2008 with regard to the Existing Events of Default so long as no additional Events of Default occur through November 21, 2008.

In addition, pursuant to the terms of the Second Amended and Restated Forbearance Agreement, (i) the parties agreed to amend the Financing Agreement to add a minimum EBITDA financial covenant in respect of the next five 4-week fiscal periods, (ii) the parties agreed that the Agent shall continue to maintain a reserve against the revolving credit availability to cover the Borrower’s payroll and payroll tax obligations, (iii) the Borrower agreed to continue to use its best efforts to have one of its undrawn letters of credit in the face amount of $27,000,000 returned in exchange for cash collateral security, (iv) the Borrower agreed to comply with certain additional covenants relating to the pending sale of its shares in Westaff (Australia) Pty Limited and Westaff NZ Limited contemplated by the previously-announced Share Sale Agreement, dated as of September 27, 2008; (v) the Borrower agreed to provide the Agent with evidence that it has renewed its existing workers compensation insurance policy or obtained a replacement, and (vi) the Borrower agreed to pay to the Agent for the ratable benefit of the Lenders a one-time forbearance fee in the aggregate amount of $25,000.  The interest rates applicable to the loans made pursuant to the Financing Agreement will continue at the default rate through November 21, 2008.

The foregoing description of the Second Amended and Restated Forbearance Agreement is qualified in its entirety by reference to the Second Amended and Restated Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

While the Company was able to obtain a continued forbearance under the Second Amended and Restated Forbearance Agreement, there can be no assurances that a waiver or additional forbearances can be obtained by the Company in the future.  If the Company is unable to obtain a waiver or additional forbearances from the Agent and the Lenders on acceptable terms and the Lenders and the Agent elect to pursue remedies under the Financing Agreement (such as limiting or terminating the Borrower’s right to borrow under the Financing Agreement) or if the Lenders and the Agent elect not to renew letters of credit supporting the Company’s workers’ compensation insurance, the Company may be unable to access the funds necessary for its liquidity requirements or may be unable to obtain workers’ compensation insurance, in which case the Company’s business and operating results would be materially adversely affected and the Company could be unable to continue its operations as a going concern.  For more information, please read the risk factor entitled “We are currently in default under the primary credit facility that we use to finance our operations.  If we are unable to obtain a waiver or continued forbearance with respect to this default, we may be unable to satisfy our liquidity requirements and continue our operations as a going concern” and “We may be unable to adequately collateralize our workers’ compensation obligations at their current levels or at all” set forth in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 12, 2008 filed on August 26, 2008.

Item 7.01               Regulation FD Disclosure.

On October 2, 2008, the Company issued a press release announcing that it entered into the Second Amended and Restated Forbearance Agreement A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)     Exhibit

Exhibit No.	Description of Document

10.1	Second Amended and Restated Forbearance Agreement

99.1	Press Release, dated October 2, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and Chief
Financial Officer

Date: October 3, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Second Amended and Restated Forbearance Agreement

99.1	Press Release, dated October 2, 2008